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Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Raptor Networks Technology, Inc. on Form S-1 of our report dated March 26, 2008, appearing in this Registration Statement on the consolidated financial statements as of and for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in this registration statement.



/S/ Mendoza Berger & Company, LLP
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Mendoza Berger & Company, LLP
Irvine, California

August 19, 2008